UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2020

MONITRONICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-110025	74-2719343
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1990 Wittington Place
Farmers Branch, Texas 75234
(Address of principal executive offices, including zip code)

(972) 243-7443
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Monitronics International, Inc. (the “Company”) approved, and the Company entered into, an employment agreement with William Niles (the “Employment Agreement”), in connection with the Board’s appointment of Mr. Niles as the Chief Executive Officer of the Company on September 30, 2020. Mr. Niles previously served as the Company’s interim Chief Executive Officer since February 27, 2020 (the “Interim CEO Date”), and the Employment Agreement provides for Mr. Niles’ continued employment with the Company as the Company’s permanent Chief Executive Officer, and supersedes and replaces the prior offer letter between the Company and Mr. Niles, dated as of September 9, 2019 and amended as of May 1, 2020, in its entirety. The material terms and conditions of the Employment Agreement are summarized below.

Under the Employment Agreement, Mr. Niles’ annual base salary will equal $550,000 and his target annual bonus will equal 150% of his annual base salary (pro-rated for 2020 from the Interim CEO Date).

Pursuant to the Employment Agreement, if the Company terminates Mr. Niles’ employment without “cause” or if Mr. Niles resigns for “good reason” (each, as defined in the Employment Agreement), Mr. Niles is entitled to receive (i) a lump sum cash payment in an amount equal to two times the sum of (i) his annual base salary plus (ii) his target bonus, (ii) any annual bonus earned during the year prior to the year in which such termination occurred (to the extent unpaid as of the termination date), and (iii) up to 12 months of COBRA reimbursement at the same levels as in effect on the termination date. The severance described above is subject to Mr. Niles’ timely execution and non-revocation of a general release of claims against the Company, and the continued compliance with the non-competition and non-solicitation covenants set forth in the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Report:

Exhibit No.	Description
10.1	Employment Agreement, dated October 17, 2020, by and between William Niles and Monitronics International, Inc.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2020

MONITRONICS INTERNATIONAL, INC.

By:	/s/ Fred A. Graffam
	Name:	Fred A. Graffam
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

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